Exhibit 99.16

     (Text of graph posted to Ashland Inc.'s website concerning APAC's
                14-State Weighted Retail Diesel Price Index)


   APAC's 14-State Weighted Retail Diesel Price Index (cents per gallon)


             2001          2002         2003        2004         2005       2006       2001-2005 Avg.

January     149.26        113.00       146.95      152.19       193.28     243.96       150.93
February    146.71        112.80       163.90      153.88       197.00                  154.86
March       135.85        120.37       167.25      158.18       215.48                  159.43
April       138.11        127.71       150.70      162.00       222.99                  160.30
May         144.73        127.42       142.26      165.42       214.93                  158.95
June        143.23        125.11       138.35      164.39       226.63                  159.54
July        133.89        126.73       139.27      167.71       233.24                  160.17
August      135.50        129.17       143.88      178.34       243.34                  166.05
September   143.93        137.26       141.76      187.75       277.05                  177.55
October     129.99        143.41       144.01      208.91       311.07                  187.48
November    121.61        138.17       143.86      210.43       251.66                  173.14
December    113.97        139.79       144.64      197.90       241.06                  167.47
Average     136.40        128.41       147.23      175.59       235.64     243.96       164.66

